Filed Pursuant to Rule 433

Registration  Statement No. 333-264388

Dated September 14, 2023

The NYSE® FANG+® Index is set to rebalance. The rebalance will be effective for the open on Monday, September 18, 2023. $AVGO will replace $AMD.

Learn more about the ETNs linked to the NYSE® FANG+® Index here: http://MicroSectors.com/fang

$FNGU $FNGO $FNGS $FNGD

There will be a component change in the @NYSE FANG+ Index.

$AVGO will replace $AMD. The rebalance will be effective for the open on Monday, September 18, 2023. Learn more about the ETNs linked to the NYSE® FANG+® Index here: http://MicroSectors.com/fang

$FNGU $FNGO $FNGS $FNGD